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                                                                     EXHIBIT 1.2


                         COMMON STOCK PURCHASE AGREEMENT


                                                              November    , 1997

NBC MULTIMEDIA, INC.
30 Rockefeller Plaza
New York, NY 10112

Ladies and Gentlemen:

            InterVU Inc., a Delaware corporation (the "Company"), confirms its agreement with NBC Multimedia, Inc., a Delaware corporation ("NBC Multimedia" or "you"), with respect to the sale by the Company and the purchase by you of the number of shares of the Company's common stock, $.001 par value per share ("Common Stock"), equal to Two Million Dollars ($2,000,000) divided by the initial public offering price of the Common Stock. Such shares of Common Stock are hereinafter referred to as the "Shares."

            The Company has entered into an underwriting agreement of even date herewith (the "Underwriting Agreement") with Josephthal Lyon & Ross Incorporated ("Josephthal") and each of the underwriters named in Schedule A thereto (collectively, the "Underwriters"), for whom Josephthal and Cruttenden Roth Incorporated ("Cruttenden") are acting as representatives (in such capacity, Josephthal and Cruttenden shall be referred to herein as the "Representatives"). The Underwriting Agreement provides for, among other things, the sale by the Company and purchase by the Underwriters, acting severally and not jointly, of the number of shares of Common Stock set forth on Schedule A thereto (the "Underwritten Shares").

      1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, NBC Multimedia as of the date hereof, and as of the Closing Date (hereinafter defined) as follows:

            (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1 (No. 333-33521), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Shares, the Underwritten Shares and up to an additional 300,000 shares of Common Stock that may be sold to the Underwriters for the purpose of covering over-allotments, if any (the "Option Shares"), under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity in all material respects with the requirements of the Act, and the rules and regulations (the "Regulations") of the Commission under the Act. The Company will not file any amendment thereto to which NBC Multimedia shall have objected in writing after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, exhibits and all other documents filed as a part thereof or incorporated therein (including, but not limited


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to, those documents or information incorporated by reference therein) and all information deemed to be a part thereof as of such time pursuant to paragraph
(b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement", and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

            (b) Neither the Commission nor, to the best of the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or Prospectus or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement or any of the Company's securities have been instituted or are pending or, to the Company's knowledge, threatened. Each of the Preliminary Prospectus, the Registration Statement and Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and the Rules and Regulations, and none of the Preliminary Prospectus, the Registration Statement or Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements contained in the paragraph relating to stabilization and market making on the inside front cover page of the Prospectus or under the caption "Underwriting" in the Prospectus (to the extent such statements relate to the Underwriters).

            (c) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date, the Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and will conform to the requirements of the Act and the Rules and Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty does not apply to statements contained in the paragraph relating to stabilization and market making on the inside front cover page of the Prospectus or under the caption "Underwriting" in the Prospectus (to the extent such statements relate to the Underwriters).

            (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company does not own an interest in any corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the


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Company. The Company has all requisite corporate power and authority, and the
Company has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus, except for such authorizations, approvals, orders, licenses, certificates, franchises and permits the failure to so obtain would not have a material adverse effect on the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the Company; the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state and local laws, rules and regulations, except where the failure to so comply would not have a material adverse effect on the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the Company; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the Company. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

            (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under "Capitalization" and "Description of Capital Stock" and will have the adjusted capitalization set forth therein on the Closing Date based upon the assumptions set forth therein (except for subsequent issuances, if any, pursuant to the exercise of options referred to in the Prospectus), and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except as described in the Prospectus. The Securities and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform, in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Shares are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the Shares has been duly and validly taken; and the certificates representing the Shares will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Shares to be sold by the Company hereunder, you


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will acquire good and marketable title to such Shares free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever, other than such as may be created by you and provided that you purchase such shares in good faith and without notice of any adverse claim.

            (f) The financial statements, including the related notes thereto, included in the Registration Statement, each Preliminary Prospectus and the Prospectus fairly present the financial position, income, changes in cash flow, changes in stockholders' equity, and the results of operations of the Company at the respective dates and for the respective periods to which they apply, and the pro forma financial information included in the Registration Statement and Prospectus presents fairly on a basis consistent with that of the audited financial statements included therein, what the Company's pro forma capitalization would have been for the respective periods and as of the respective dates to which they apply after giving effect to the adjustments described therein. Such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. Except as described in the Prospectus, there has been no material adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the earnings, position, prospects, value, operation, properties, business, or results of operations of the Company whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Financial information set forth in the Prospectus under the headings "Summary Financial Data," "Selected Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly present, on the basis stated in the Prospectus, the information set forth therein, and have been derived from or compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

            (g) The Company (i) has paid all federal, state, local, and foreign taxes for which it is liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986 (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

            (h) No transfer tax, stamp duty or other similar tax is payable by or on behalf of NBC Multimedia in connection with (i) the issuance by the Company of the Shares, (ii) the purchase by NBC Multimedia of the Shares from the Company, or (iii) the consummation by the Company of any of its obligations under this Agreement.

            (i) The Company maintains insurance policies, including, but not limited to, general liability and property insurance, which insures the Company and its employees, against such losses and risks generally insured against by comparable businesses. The Company (A) has not failed to give notice or present any insurance claim with respect to any matter, including but


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not limited to the Company's business, property or employees, under the insurance policy or surety bond in a due and timely manner, (B) does not have any disputes or claims against any underwriter of such insurance policies or surety bonds or has not failed to pay any premiums due and payable thereunder, and (C) has not failed to comply with all conditions contained in such insurance policies and surety bonds. There are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

            (j) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or, to the best of the Company's knowledge, threatened against (and the Company does not know any basis therefor), or involving the properties or business of, the Company which (i) questions the validity of the capital stock of the Company, this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) would materially and adversely affect the condition, financial or otherwise, or the earnings, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company.

            (k) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Shares, enter into this Agreement and to consummate the transactions provided for this Agreement; and this Agreement has been duly and properly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provisions may be limited under applicable laws or the public policies underlying such laws and (iii) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought. None of the Company's issue and sale of the Shares, its execution or delivery of this Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein, or the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, or (iii) any statute, judgment, decree, order, rule or


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regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties, which breach, violation or default would have a material adverse effect on the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the Company.

            (l) Except as described in the Prospectus, no consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Shares pursuant to the Prospectus and the Registration Statement, the performance of this Agreement and the transactions contemplated hereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Shares, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with your purchase of the Shares to be sold by the Company hereunder.

            (m) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by Form S-1, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are in all material respects complete and correct copies of the documents of which they purport to be copies.

            (n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not
(i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, (ii) entered into any transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class, and there has not been any change in the capital stock, or any material change in the debt (long or short term) or liabilities or material adverse change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company.

            (o) No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, partnership agreement, note, loan or credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets


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(tangible or intangible) of the Company is subject or affected, which default would have a material adverse effect on the condition, financial or otherwise, or the earnings, position, prospects, value, operation, properties, business or results of operations of the Company.

            (p) The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the best of the Company's knowledge, threatened against or involving the Company or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists, or, to the best of the Company's knowledge, is imminent.

            (q) Except as described in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). Except as described in the Prospectus, the Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

            (r) Neither the Company nor any of its employees, directors, stockholders, partners, or affiliates (within the meaning of the Rules and Regulations) of any of the foregoing has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

            (s) Except as otherwise disclosed in the Prospectus, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights to


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the foregoing presently owned or held by the Company are in dispute or, to the best of the Company's knowledge, are in any conflict with the right of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all patents, trademarks, service marks, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

            (t) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental or other proceeding, domestic or foreign, pending or, to the Company's knowledge, threatened (or circumstances that may give rise to the same) against the Company which challenges the exclusive rights of the Company with respect to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications or licenses or rights to the foregoing used in the conduct of its business, or which challenge the right of the Company to use any technology presently used or contemplated to be used in the conduct of its business.

            (u) The Company owns and has the unrestricted right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees; provided, however, that the possibility exists that other persons or entities, completely independently of the Company, or its employees or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company.

            (v) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus, to be owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than (i) those referred to in the Prospectus and (ii) liens for taxes not yet due and payable.

            (w) Ernst & Young LLP, whose report is filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the Act and the Rules and Regulations.

            (x) The Common Stock has been approved for quotation on the Nasdaq Stock


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Market's National Market ("Nasdaq").

            (y) Neither the Company nor any of its officers, employees, agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company, or (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

            (z) Except as set forth in the Prospectus, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly,
(i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions," there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company and any officer, director, or five (5) percent stockholder of the Company or any partner, affiliate or associate of any of the foregoing persons or entities.

            (aa) Any certificate signed by any officer of the Company, and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

            (ab) The minute books of the Company have been made available to you and contain a complete summary of all meetings and actions of the directors, stockholders, audit committee, compensation committee and any other committee of the Board of Directors of the Company, respectively, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

            (ac) Except and to the extent described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the


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Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company.

            (ad) The conversion of all the outstanding shares of Preferred Stock of the Company as set forth in the Prospectus has been duly authorized by the Company and the shareholders of the Company in accordance with all agreements, documents, understandings and instruments affecting the rights, duties, responsibilities, obligations and/or privileges of holders of Preferred Stock or to which the Company is bound, including without limitation, the Certificate of the Designations, Powers, Preferences and Rights of the Preferred Stock, the Company's Certificate of Incorporation and the Company's By-laws; and upon the consummation of the public offering contemplated by the Underwriting Agreement, without any further action of any stockholders of the Company, all shares of Preferred Stock of the Company, other than shares of the Company's Series G Convertible Preferred Stock, will simultaneously convert into validly issued, fully paid and nonassessable shares of Common Stock in accordance with the conversion provisions set forth in the Company's Amended and Restated Certificate of Incorporation with respect to Series A and Series B Convertible Preferred Stock and in the respective certificates of designation with respect to Series C, Series D, Series E and Series F Convertible Preferred Stock. Pursuant to the certificate of designation for the Series G Convertible Preferred Stock, all of the issued and outstanding shares of the Company's Series G Convertible Preferred Stock will become convertible at the option of the holder on July 10, 1998 (nine (9) months from the original issuance date).

      2. Purchase, Sale and Delivery of the Shares.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to NBC Multimedia, and NBC Multimedia agrees to purchase from the Company at a price of $_______ [the initial public offering price] per share of Common Stock, that number of Shares equal to Two Million Dollars ($2,000,000) divided by the price per share.

            (b) Payment of an amount equal to the purchase price for the Shares minus $750,000 (which represents the amount payable at such time pursuant to Section 4.5.1 of the Strategic Alliance Agreement dated as of October 10, 1997 between the Company and NBC Multimedia) and delivery of certificates for the Shares shall be made at the offices of Josephthal at 200 Park Avenue, 25th Floor, New York, New York 10166, or at such other place as shall be agreed upon by NBC Multimedia and the Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on the third business day following the date of this Agreement, provided, however, that if the Shares sold hereunder are priced and this Agreement is entered into after 4:30 p.m., (New York City time), on any business day, payment and delivery in respect of the Shares shall take place on the fourth business day following the date of this Agreement (such time and date of payment and delivery being herein called the "Closing Date"). Delivery of the certificates for the Shares shall be made to NBC Multimedia against payment by NBC Multimedia, of the purchase price for the Shares to the order of the Company for the Shares by New York Clearing House funds. Certificates for the Shares shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in the name of NBC Multimedia. The certificate for the Shares shall be made available to NBC Multimedia at such office or such other place as NBC Multimedia may designate for inspection no later than 9:30 a.m. on the last business day prior to Closing Date.

      3. Covenants and Agreements of the Company. The Company covenants and agrees with NBC Multimedia as follows:

            (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, before the Closing Date, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act of which NBC Multimedia not previously have been advised and furnished with a copy, or to which NBC Multimedia shall have objected or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

            (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise NBC Multimedia and confirm the notice in writing, (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the receipt of any comments from the Commission; and (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company will use its best efforts to obtain promptly the lifting of such order.

            (c) The Company shall file the Prospectus (in form and substance satisfactory to NBC Multimedia to the extent that such Prospectus relates to NBC Multimedia) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable, pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifteenth business day after the effective date of the Registration Statement.

            (d) The Company will give NBC Multimedia notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which you or your counsel shall object.

             (e) During a period of five (5) years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants).

            (f) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

            (g) Neither the Company, nor any of its officers, directors, stockholders, nor any of their respective affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

            (h) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

            (i) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

            (j) The Company shall cause the Common Stock to be quoted on Nasdaq and for a period of seven (7) years from the date hereof, use its best efforts to maintain the Nasdaq quotation of the Common Stock to the extent outstanding.

            (k) As soon as practicable, but in no event more than 5 business days before the effective date of the Registration Statement, file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Shares.

            (l) Until the earlier of (i) five (5) years from the date hereof, or
(ii) the date on which all of the Purchased Shares and/or the Conversion Shares (as such terms are defined in the Preferred Stock Purchase Agreement dated as of October 10, 1997 among the Company, National Broadcasting Company, Inc. ("NBC") and NBC Multimedia (the "Preferred Stock Purchase Agreement")) have been sold by NBC, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-3 (or other appropriate form) for registration under the Act of the Registrable Securities (as such term is defined in the Preferred Stock Purchase Agreement).

      4. Payment of Expenses. The Company hereby agrees to pay on the Closing Date all expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto, (iii) the printing, engraving, issuance and delivery of the Shares, (iv) fees and expenses of the transfer agent and registrar, (iv) the fees payable to the Commission and the NASD, and (v) the fees and expenses incurred in connection with the quotation of the Shares on Nasdaq and any other exchange.

      5. Conditions of NBC Multimedia's Obligations. The obligations of NBC Multimedia hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date with respect to the Company as if it had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date of its covenants and obligations hereunder and to the following further conditions:

            (a) The Registration Statement shall have become effective not later than 12:00 Noon, New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by NBC Multimedia, and, at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of NBC Multimedia. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to NBC Multimedia of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

            (b) NBC Multimedia shall not have been advised by the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in NBC Multimedia's opinion, is material, or omits to state a fact which, in NBC Multimedia's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in NBC Multimedia's opinion, is material, or omits to state a fact which, in NBC Multimedia's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (c) On the Closing Date, NBC Multimedia shall have received the favorable opinion of Latham & Watkins, counsel to the Company, dated the Closing Date, addressed to NBC Multimedia and in form and substance satisfactory to NBC Multimedia's counsel, to the effect that:

                  (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Such counsel shall confirm, based solely on certificates from public officials, that the Company is qualified to do business in the State of California.

                  (ii) the authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable, and to the best of such counsel's knowledge, free of preemptive rights. Except as described in the Registration Statement and the Prospectus, to the best of such counsel's knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any security or other instrument that by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company.

                  (iii) the Shares to be issued and sold by the Company pursuant to the Agreement have been duly authorized and, when issued to and paid for by you in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable and, to the best of such counsel's knowledge, free of preemptive rights. The Underwritten Shares and the Option Shares, if any, to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and, to the best of such counsel's knowledge, free of preemptive rights.

                   (v) the Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424(b) and 430A under the Act.

                  (vi) the Registration Statement and the Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-1 under the Act and the Rules and Regulations; it being understood, however, that such counsel need not express any opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus and in passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made therein are correct and complete.

                  (vii) to the best of such counsel's knowledge, there are no statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (viii) to the best of such counsel's knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the Company before or by any court, governmental agency or arbitrator.

                  (ix) the Company has corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company.

                  (x) the execution and delivery by the Company of, and the issuance and sale of the Shares, the Underwritten Shares and the Option Shares pursuant to, the Agreement and the Underwriting Agreement, as the case may be, do not (i) violate the Amended and Restated Certificate of Incorporation or Bylaws of the Company, (ii) to the best of such counsel's knowledge, breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any document filed as an exhibit to the Registration Statement (including any indenture mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness identified to us as material to the Company by the Company), (iii) to the best of such counsel's knowledge, breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree, or
(iv) violate applicable provisions of the General Corporation Law of the State of Delaware or any statute or regulation of the State of California or of the United States.

                  (xi) no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Agreement by the Company, except such as have been obtained under the Act and the Exchange Act.

                  (xii) the statements set forth in the Prospectus under the headings "Description of Capital Stock" and "Securities Eligible for Future Sale" insofar as such statements constitute a summary of legal matters, are accurate in all material respects.

                  (xiii) The form of certificate used to evidence the Shares is in due and proper form and complies with all statutory requirements under the laws of the State of Delaware.

            In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions of other counsel familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to your counsel if requested.

            (d) On or prior to the Closing Date, counsel to NBC Multimedia shall have been furnished such documents, certificates and opinions as they may reasonably require or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company, or herein contained.

            (e) Prior to the Closing Date, (i) there shall have been no material adverse change nor development involving a prospective material adverse change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) the Company shall not be in material default under any provision of any instrument relating to any outstanding indebtedness; (iv) the Company shall not have issued any securities (other than the Securities (as such term is defined in the Underwriting Agreement)); the Company shall not have declared or paid any dividend or made any distribution in respect of its capital stock of any class; and there shall not have any change in the capital stock of the Company, or any material change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus;
(vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company, or affecting any of its properties or business before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

            (f) At the Closing Date, NBC Multimedia shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date;

                  (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, after due inquiry are contemplated or threatened under the Act;

                  (iii) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (a) the Company has not incurred up to and including the Closing Date other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (b) the Company has not paid or declared any dividends or other distributions on its capital stock; (c) the Company has not entered into any transactions not in the ordinary course of business; (d) there has not been any change in the capital stock of the Company or any material change in the debt (long or short-term) of the Company; (e) the Company has not sustained any material loss or damage to its property or assets, whether or not insured; (g) there is no litigation which is pending or threatened (or circumstances giving rise to same) against the Company, or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (h) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

References to the Registration Statement and the Prospectus in this subsection
(g) are to such documents as amended and supplemented at the date of such certificate.

             (h) On the Closing Date, there shall have been duly tendered to NBC Multimedia the appropriate number of Shares.

             (i) On or before the Closing Date, the Shares shall have been duly approved for quotation on Nasdaq, subject to official notice of issuance.

             (j) On the Closing Date, the Underwriting Agreement shall not have been terminated and the sale of the Underwritten Shares shall be consummated concurrent with or immediately before the sale of the Shares pursuant to this Agreement.

            If any condition to NBC Multimedia's obligations hereunder to be fulfilled prior to or at the Closing Date, is not so fulfilled, NBC Multimedia may terminate this Agreement or, if NBC Multimedia so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

      6. Indemnification. The Company agrees to indemnify and hold harmless NBC Multimedia (for purposes of this Section 6 "NBC Multimedia" shall include the officers, directors, partners, employees, agents and counsel of NBC Multimedia), and each person, if any, who controls NBC Multimedia ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, including the fees of one counsel to NBC Multimedia, arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), (b) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances in which they were made) or (c) any breach of any representation, warranty, covenant or agreement of the Company contained herein or in any certificate by or on behalf of the Company or any of its officers delivered pursuant hereto.

            The indemnity agreement in this Section 6 shall be in addition to any liability which the Company may have at common law or otherwise.

      7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date and such representations, warranties and agreements of the Company and the indemnity agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of NBC Multimedia, the Company, any controlling person of NBC Multimedia or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Shares to NBC Multimedia.

      8. Effective Date. This Agreement shall become effective at 10:00 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representatives, in their discretion, shall release the Underwritten Shares for sale to the public in accordance with the Underwriting Agreement; provided, however, that the provisions of Sections 4, 6 and 9 of this Agreement shall at all times be effective.

            9. Termination. NBC Multimedia shall have the right to terminate this Agreement, after the date hereof, if the Representatives terminate the Underwriting Agreement for any reason.

      10. Default by the Company. If the Company shall fail at the Closing Date to sell and deliver the number of Shares which it is obligated to sell hereunder on such date, then this Agreement shall terminate without any liability on the part of NBC Multimedia. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default and in respect of its obligations pursuant to Section 4 and Section 6 hereof.

      11. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to NBC Multimedia shall be directed to 30 Rockefeller Plaza, New York, NY 10112, Attention: Chris Glowacki, with a copy to NBC Multimedia, Inc., 30 Rockefeller Plaza, New York, NY 10112, Attention: Legal Department. Notices to the Company shall be directed to the Company at 201 Lomas Santa Fe

Drive, Solana Beach, California 92075, Attention: Harry E. Gruber, Chairman of the Board and Chief Executive Officer, with a copy to Latham & Watkins, 701 B Street, Suite 2100, San Diego, California 92101, Attention: Scott N. Wolfe, Esq.

      12. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon NBC Multimedia, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from NBC Multimedia shall be deemed to be a successor by reason merely of such purchase.

      13. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

      15. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by NBC Multimedia and the Company.

              (Remainder of this page intentionally left blank)

            If the foregoing correctly sets forth the understanding between NBC Multimedia and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                    Very truly yours,

                                    INTERVU INC.

                                    By:
                                         ---------------------------------------
                                         Harry E. Gruber
                                         Chairman of the Board,
                                         President and Chief Executive Officer

Confirmed and accepted as of
the date first above written.

NBC MULTIMEDIA, INC.


By:
      ----------------------------
Name:
Title: